UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report: December 23, 2014 (Date of earliest event reported: December 22, 2014)

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement.

On December 22, 2014, Radian Guaranty Inc. (“Radian Guaranty”), an insurance company organized under the laws of the Commonwealth of Pennsylvania and wholly owned subsidiary of Radian Group Inc. (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which Radian Guaranty has agreed to sell 100% of the issued and outstanding shares of Radian Asset Assurance Inc., a stock insurance company organized under the laws of the State of New York and a wholly owned financial guaranty insurance subsidiary of Radian Guaranty (“Radian Asset”), to Assured Guaranty Corp., an insurance company organized under the laws of the State of Maryland (“Assured”) and a subsidiary of Assured Guaranty Ltd., for a cash purchase price of $810,000,000.

The transaction, which is expected to close in the first half of 2015, is subject to receipt of insurance regulatory approvals and satisfaction of other customary closing conditions. The Purchase Agreement also provides for customary termination rights available to each of the parties.

The Purchase Agreement contains customary representations and warranties as well as covenants (including customary indemnification covenants) by each of the parties. The representations and warranties in the Purchase Agreement are the product of negotiation among the parties to the Purchase Agreement and are for the sole benefit of such parties. Any inaccuracies in such representations and warranties are subject to waiver by such parties in accordance with the Purchase Agreement without notice or liability to any other person. In some instances, the representations and warranties in the Purchase Agreement may represent an allocation among the parties of risk associated with particular matters, and the assertions embodied in those representations and warranties are qualified by information disclosed by one party to the other in connection with the execution of the Purchase Agreement. Consequently, persons other than the parties to the Purchase Agreement may not rely upon the representations and warranties in the Purchase Agreement as characterizations of actual facts or circumstances as of the date of the Purchase Agreement or as of any other date. Each of Radian Guaranty and Assured has agreed to indemnify the other for breaches or inaccuracies of its representations, warranties, and covenants as well as for certain other specified matters.

The above description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is included as Exhibit 2.1 to this report and is incorporated herein by reference.

Item 8.01. Other Events.

On December 23, 2014, the Company issued a press release in connection with the Purchase Agreement described in Item 1.01 above. A copy of the press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Stock Purchase Agreement dated as of December 22, 2014, between Radian Guaranty and Assured.

99.1	Press release issued by the Company on December 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: December 23, 2014	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement dated as of December 22, 2014, between Radian Guaranty and Assured.

99.1	Press release issued by the Company on December 23, 2014.